UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report October 21, 2003

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

1.     On October 21, 2003, Office Depot, Inc. issued a press release announcing that it has completed its offer to the holders of $400 million principal amount of its 6.25% Senior Notes due August 15, 2013 to exchange such notes for a like principal amount of its 6.25% Senior Notes due August 15, 2013, which have been registered under the Securities Act of 1933, as amended. The offer was fully subscribed. The exchange notes are identical in all material respects to the notes exchanged, except that the exchange notes do not contain terms restricting their transfer or any terms related to registration rights. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1     Press Release dated October 21, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: October 21, 2003	By: /s/ David C. Fannin

Name: David C. Fannin Title: Executive Vice President, General Counsel and Secretary

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